March 1, 1997

Brian E. King
National Telecom USA, Inc.
675 Morris Avenue
Springfield, New Jersey 07081

Dear Mr. King:

Reference is made to that certain Renewal and Modification Agreement dated as of February 28, 1997 (the "Renewal Agreement") by and between American Network Exchange, Inc. ("AMNEX") and National Telecom USA, Inc. ("NTI"), pursuant to which, among other things, AMNEX, Inc., the parent company of AMNEX, agreed to issue and deliver to NTI or Brian E. King, its sole shareholder, or to their designees, a total of 346,154 shares of the Common Stock of AMNEX, Inc., in accordance with the terms and provisions of the Renewal Agreement. Such number of shares was calculated based upon the average closing selling price for the AMNEX, Inc. Common Stock during the eighty two (82) day period ending on February 28, 1997, which average price was $3.25 per share.

It is acknowledged and agreed that, in lieu of issuing and delivering such 346,154 shares to NTI or Brian E. King or their designees, as aforesaid, NTI or Brian E. King shall be entitled to receive the sum of one million one hundred twenty five thousand dollars ($1,125,000), which sum shall be wire transferred by AMNEX to a depository designated in writing by NTI or Brian E. King, in whole or part, as hereinafter provided, on the earlier to occur of (i) March 31, 1997; or (ii) the third business day following the date that AMNEX receives written notification from NTI, Brian E. King or a broker dealer on their behalf, that any of them has purchased shares of the AMNEX, Inc. Common Stock in the open market (the "Settlement Date"). It is understood and agreed that the entire $1,125,000 may be utilized on one occasion to purchase such shares, or portions of such sum may be utilized on various occasions to purchase groupings of such shares. If the latter approach is employed, AMNEX shall only be obligated to wire transfer such portion of the $1,125,000 as shall be necessary to satisfy the purchase of such shares being made on the relevant Settlement Date. In all cases, the form of instruction letter attached hereto as Exhibit A shall be transmitted to broker dealers purchasing such shares on NTI's or Brian E. King's behalf.

In the event that, on or before March 31, 1997, (i) the entire sum of $1,125,000 shall have been utilized to purchase shares of AMNEX, Inc. Common Stock in the open market; (ii) all such shares shall have been purchased on NTI's or Brian E. King's behalf by a broker dealer of AMNEX, Inc.'s choice; and (iii) the aggregate number of


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Brian E. King
National Telecom USA, Inc.
March 1, 1997
Page 2


such shares delivered to NTI and Brian E. King (collectively, the "Open Market Shares") shall be less than 346,154, then AMNEX, Inc. shall be obligated to issue and deliver to NTI or Brian E. King or their designees that number of unregistered shares of the Common Stock of AMNEX, Inc. as shall equal the difference between 346,154 and the actual aggregate number of Open Market Shares delivered to NTI or Brian E. King. For purposes hereof, such number of unregistered shares to be delivered to NTI or Brian E. King or their designees shall hereinafter be referred to collectively as the "Spread Shares".

It is expressly understood and agreed that (i) no Spread Shares may be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred or disposed of for a period of two (2) years from the date of such delivery without the written consent of AMNEX, Inc.; and (ii) all stock certificates evidencing ownership of any Spread Shares shall bear a restrictive legend to such effect. AMNEX agrees to cause the Spread Shares, if any, to be issued and delivered to NTI or Brian E. King or their designees no later than April 30, 1997, subject to and in accordance with, the terms and provisions of the Renewal Agreement. For purposes of complying with any holding period mandated by Rule 144 promulgated under the Securities Act of 1933, and for no other purpose whatsoever, the original issuance date of the Spread Shares shall, unless otherwise provided by law or rule, be deemed to be February 28, 1997.

It is further expressly understood and agreed that (i) no Open Market Shares may be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred or disposed of until March 31, 1998 without the written consent of AMNEX, Inc.; and
(ii) all stock certificates evidencing ownership of any Open Market Shares shall bear a restrictive legend to such effect. In furtherance of the foregoing, NTI and Brian E. King agree to execute and deliver to AMNEX, Inc.'s transfer agent and broker dealer an instruction letter in form and substance acceptable to AMNEX, which letter clearly authorizes such persons to issue or cause the issuance of all stock certificates for Open Market Shares in NTI's or Brian E. King's name with the restrictive legend described above.

Notwithstanding anything to the contrary contained herein, AMNEX shall not be obligated to issue any Spread Shares unless NTI and Brian E. King shall have complied with the provisions of the immediately preceding paragraph. It is acknowledged and agreed that all representations and warranties contained in the Renewal Agreement with respect to the 346,154 shares of AMNEX, Inc. Common Stock shall apply with equal force and effect to the Spread Shares.

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Brian E. King
National Telecom USA, Inc.
March 1, 1997
Page 3


The parties agree that the terms of this letter agreement may not be modified or waived except by a written instrument signed by the parties hereto.

If the foregoing accurately and completely sets forth our agreement with respect to the subject matter hereof, please so indicate by signing below and returning this letter to the undersigned.

Very truly yours,

AMNEX, INC.

By:/s/

Name:__________________________

Title:_________________________

ACKNOWLEDGED AND AGREED:

NATIONAL TELECOM USA, INC.

By:/s/

Name:__________________________

Title:_________________________


/s/ Brian E. King
--------------------------------
Brian E. King, individually


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                                    EXHIBIT A

                   FORM OF INSTRUCTION LETTER TO BROKER DEALER



[name of contact]
[name of broker dealer]
[street address]
[city] [state] [zipcode]


Dear ____________________:


This is to advise you that all purchases of AMNEX, Inc. Common Shares to be made by you on behalf of National Telecom USA, Inc. or Brian E. King are to be treated as 10b-18 purchases.

Accordingly, please ensure that such purchases are made in compliance with the safe harbor provisions of Rule 10b-18 promulgated under the Securities Exchange Act of 1934.

Thank you for your cooperation.

Very truly yours,


[name of transmitting person]






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